UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 28, 2005

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 4, 2005, Microsoft Corporation (“Microsoft”) issued a press release to announce that B. Kevin Turner, age 40, is joining Microsoft as Chief Operating Officer, beginning September 8, 2005. Prior to joining Microsoft, Mr. Turner was Executive Vice President and President and Chief Executive Officer of the SAM’S CLUB division of Wal-Mart Stores, Inc. From September 2001 to August 2002, he served as Executive Vice President and Chief Information Officer of Wal-Mart’s Information Systems Division. From March 2000 to September 2001, he served as its Senior Vice President and Chief Information Officer of the Information Systems Division.

Mr. Turner’s employment at Microsoft will be at-will. He will receive a salary of $570,000 per year. He will be eligible for an annual performance bonus ranging from 0% to 100% of eligible salary. In addition, Mr. Turner will participate in Microsoft’s Shared Performance Stock Award (“SPSA”) Program, with a target SPSA award of 624,000 shares of Microsoft common stock. The actual size of the award will be determined based on the company’s performance against the program measures.

In connection with his employment, Mr. Turner will be eligible to receive benefits under Microsoft’s executive relocation assistance program, including having Microsoft arrange for a third party to purchase his current primary residence at its appraised value if it is not sold as of a mutually agreed date.

To replace equity compensation Mr. Turner forfeited upon leaving his previous employer, Mr. Turner will receive a stock award for 320,000 shares of Microsoft common stock that will vest 25% on September 1, 2008, 25% on September 1, 2010, and 50% upon retirement from the company at age sixty or older, and an on-hire payment of $7,000,000. If Mr. Turner leaves the company voluntarily or due to termination for cause before completing 12 months of employment, 100% of the $7,000,000 must be returned to Microsoft. If he leaves the company voluntarily or due to termination for cause after completing 12 months but before completing 24 months of employment, $4,700,000 of the on-hire payment must be returned to Microsoft. If he leaves the company voluntarily or due to termination for cause after completing 24 months but before completing 36 months of employment, $2,300,000 of the on-hire payment must be returned to Microsoft.

If Microsoft terminates Mr. Turner’s employment for any reason other than for cause, the payback provisions of the $7,000,000 on-hire payment will become void and any portion of the Stock Award up to 160,000 shares that had not vested as of the date of such termination will become immediately vested.

A copy of Mr. Turner’s offer of employment from Microsoft is attached to this filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Offer Letter from Microsoft Corporation dated July 27, 2005, executed by B. Kevin Turner on July 28, 2005

99.1	Press Release of Microsoft Corporation dated August 4, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: August 4, 2005	/s/ John A. Seethoff
John A. Seethoff
Deputy General Counsel and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Offer Letter from Microsoft Corporation dated July 27, 2005, executed by B. Kevin Turner on July 28, 2005

99.1	Press release dated August 4, 2005

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